Exhibit 99.1

2006-12

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST LEHMAN CONFERENCE REMARKS

HOUSTON (August 28, 2006) – Cameron Chairman, President and Chief Executive Officer Sheldon R. Erikson will appear at the Lehman Brothers CEO Energy/Power Conference on Wednesday, September 6, 2006. His remarks will be available on a live webcast.

The conference presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 3:45 p.m. Eastern time (2:45 p.m. Central). The session will be archived on Cameron’s website beginning the day after the live webcast.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com